UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 3, 2020

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SYNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e)

On March 3, 2020, Alex Wong resigned from his position as Synaptics Incorporated’s Senior Vice President, Operations, effective as of March 31, 2020.

Mr. Wong and Synaptics have entered into a separation agreement and release effective March 31, 2020, under which Mr. Wong will release all claims he may have against Synaptics and Mr. Wong will receive: (i) a cash payment equal to six months’ of Mr. Wong’s annual base salary, or $175,000, payable in installments over six months on regular payroll dates; (ii) 75% of Mr. Wong’s targeted bonus, or $131,250, payable in installments over six months on regular payroll dates; (iii) six months of COBRA continuation coverage under Synaptics’ health insurance benefit plan; (iv) an additional cash payment of $287,971, payable in a lump sum within seven business days after the effective date of the separation agreement and release; and (v) an additional cash payment of $404,232.67, payable in a lump sum within sixty calendar days after Mr. Wong’s termination date. All unvested options and restricted stock units held by Mr. Wong as of March 31, 2020, shall cease to vest, and Mr. Wong shall have the ability to exercise his vested stock options until the earlier of June 28, 2020, or the date on which any particular option grant expires.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Synaptics Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: March 4, 2020	By:	/s/ John McFarland
John McFarland
Senior Vice President, General Counsel and Secretary